Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2005 by and between NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation (the “Company”), and WILCHASE, LLC and JESSAMINE ASSOCIATES, LTD. (collectively, together with their respective successors and assigns permitted under Section 7.3 hereof, the “Holders” and each, individually, a “Holder”).

WHEREAS, the Company and the Holders, along with other parties, are entering into a transaction whereby the Holders will contribute certain limited liability company membership interests to Excel Realty Partners, L.P., a Delaware limited partnership (the “Partnership”) (such transaction, the “Transaction”) and, in connection therewith, the Partnership is issuing an aggregate of 555,159 limited partner units in the Partnership (such units, the “Units”) to the Holders (such number of units taking into account the Holders’ exercise of the Unit Election, as defined in the Contribution and Sale Agreement, dated as of October 3, 2005, between the Holders, the Partnership, the Company, and certain other parties thereto);

WHEREAS, pursuant to the terms of Section 8.6 and the other related provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, as amended from time to time, the “Partnership Agreement”), commencing on the first anniversary of the date of issuance, and subject to the various limitations contained in the Partnership Agreement and other instruments being delivered in connection with the Transaction, each Holder will be entitled to redeem its Units for cash or, at the Company’s election, shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);

WHEREAS, the Company has agreed to grant to each Holder the Registration Rights (as defined in Section 1 hereof);

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.                                          REGISTRATION RIGHTS

Subject to the various terms and conditions of the Partnership Agreement and the limitations upon a Holder’s redemption of the Units set forth in other instruments being delivered in connection with the Transaction, if a Holder receives shares of Common Stock upon redemption of Units held by such Holder (“Redemption Shares”), then, unless the Redemption Shares are issued to the Holder pursuant to an Issuer Registration Statement as provided in Section 2 hereof, the Holder shall be entitled to offer the Redemption Shares for sale pursuant to a shelf registration statement, subject to the terms and conditions set forth in Section 3 hereof (the “Registration Rights”).

SECTION 2.                                          ISSUER REGISTRATION STATEMENT

The Company shall use commercially reasonable efforts to, during the period beginning fifteen (15) days prior to the date a Holder is first permitted to redeem the Units pursuant to the Partnership Agreement and ending fifteen (15) days thereafter, cause to be filed with the Securities and Exchange Commission (the “Commission”) a registration statement (an “Issuer Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the registration of the Redemption Shares to be issued by the Company to the Holders upon redemption of the Units.  The Company shall use commercially reasonable efforts to cause the Issuer Registration Statement to be declared effective by the Commission as soon as practicable following the filing thereof; provided, that the Company shall be entitled to postpone the filing, or the effectiveness, of the Issuer Registration Statement if (i) the Company is actively pursuing an underwritten primary offering of equity securities, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Issuer Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Issuer Registration Statement would be expected, in the Company’s reasonable determination, to cause the Issuer Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay the filing, or the effectiveness, of the Issuer Registration Statement for more than sixty (60) days.  The Company agrees to use commercially reasonable efforts to keep such Issuer Registration Statement continuously effective until such time as the Holders no longer owns any Units.  Anything contained herein to the contrary notwithstanding, in the event that the Redemption Shares are issued by the Company to the Holders pursuant to an Issuer Registration Statement, the Company shall be deemed to have satisfied all of its registration obligations under this Agreement in respect of such Redemption Shares.

SECTION 3.                                          DEMAND REGISTRATION RIGHTS

3.1           (a)           Registration Procedure.  Unless such Redemption Shares have been included in the filing of an Issuer Registration Statement as provided in Section 2 hereof, then, subject to Sections 3.1(c) and 3.2 hereof, the Holders may deliver to the Company, at any time after the last date on which an Issuer Registration Statement may be filed as provided in Section 2 hereof, a written notice (a “Registration Notice”) informing the Company of their desire to have the Redemption Shares underlying their Units registered for sale (such Redemption Shares, together with all additional shares of Common Stock which may be issued in the future upon redemption of any remaining Units held by the Holders, referred to herein as the “Registrable Securities”); provided, however, that if the Redemption Shares have been included in the Issuer Registration Statement and the Issuer Registration Statement has not been declared effective by the SEC within ninety (90) days after the original filing date or the Company is unable to keep such Issuer Registration Statement effective until such time as the Holders no longer owns any Units, the Holders shall be entitled to exercise the rights provided under this Section 3.1.  Upon receipt of the Registration Notice, if the Company has not already caused the Registrable Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (the “Shelf Registration Statement”) (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3), then the Company will cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus (the “New Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the sale by the Holders of the Registrable Securities, and agrees (subject to Section 3.2 hereof) to use commercially reasonable efforts to cause the New Registration Statement to be declared effective by the Commission as soon as practicable.  (As used herein, “Registration Statement” and “Prospectus” refer to the Issuer Registration Statement and related prospectus (including any preliminary prospectus), the Shelf Registration Statement and related prospectus (including any preliminary prospectus) or the New Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy Holders’ Registration Rights pursuant to this Agreement, including, in each case, any documents incorporated therein by reference.)

Subject to Section 3.2 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of the Registration Statement, (ii) the date on which all of the Redemption Shares held by the Holders are eligible for immediate sale pursuant to Rule 144(k) or in a single transaction under Rule 144(e) (or any successor provision) under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) the date on which the Holders consummate the sale of all of the Redemption Shares.  Notwithstanding the foregoing, the Company may at any time, in its sole discretion and prior to receiving a Registration Notice from the Holders, include all of the Holders’ Redemption Shares in any shelf Registration Statement (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3.1(a) so long as such shelf Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission).

(b)           Offers and Sales.  All offers and sales by each Holder under the Registration Statement shall be completed within the period during which the Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such shelf Registration Statement is no longer effective a Holder will not offer or sell the Registrable Securities under the Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the Prospectus in its possession upon the expiration of such period.

(c)           Limitations on Registration Rights.  Each exercise of the Registration Rights under Section 3.1(a) shall be with respect to a minimum of one hundred thousand (100,000) Redemption Shares and any such exercise shall not occur more than once in any 12-month period.  The right of the Holders to deliver a Registration Notice commences upon the first date a Holder is permitted to redeem the Units pursuant to the Partnership Agreement and other instruments being delivered in connection with the Transaction.  The rights of a Holder under this Section 3.1 shall expire upon the date on which all of the Redemption Shares held by such Holder or issuable upon redemption of the Units held by the Holder are eligible for immediate sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act.  The Registration Rights granted pursuant to this Section 3 may not be exercised in connection with any underwritten public offering by the Company or by a Holder without the prior written consent of the Company.

3.2           Suspension of Offering.  Notwithstanding Section 3.1(a) hereof, the Company shall be entitled to postpone the filing of the Registration Statement, and from time to time to require the Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, upon the occurrence of a Suspension Event; provided, however, that the Company may not delay, suspend or withdraw the Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any non-public information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

3.3           Qualification.  The Company agrees to use commercially reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as a Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holder after delivery of a Registration Notice to the Company, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

3.4           Obligations of the Company.  When the Company is required to effect the registration of Redemption Shares under the Securities Act pursuant to Section 3.1 of this Agreement, subject to Section 3.2 hereof, the Company shall:

(a)           prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Redemption Shares covered by such Registration Statement, in each case for such time as is contemplated in Section 3.1(a) above;

(b)           furnish, without charge, to each Holder such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Redemption Shares owned by the Holder;

(c)           promptly notify each Holder:  (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Redemption Shares for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)           promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)           if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any Prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the Holders shall benefit from the prospectus delivery procedures described therein;

(f)            following receipt of a Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement as set forth in Section 3.1(a) above, promptly notify each Holder:  (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 3.4(d), subject to Section 3.2 above, the Company shall prepare and furnish to each Holder a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference and file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Redemption Shares being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)           use commercially reasonable efforts to cause all such Redemption Shares to be listed on the national securities exchange on which the Common Stock is then listed, if the listing of Redemption Shares is then permitted under the rules of such national securities exchange; and

(h)           if requested by a Holder, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Redemption Shares pursuant to the Registration Statement, including, without limitation, information with respect to the number of Redemption Shares being sold, the purchase price being paid therefor and any other material terms of the offering of the Redemption Shares to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

3.5           Obligations of the Holders.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 3, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the

Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.  As used in this Agreement, a “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

SECTION 4.                                          INDEMNIFICATION; CONTRIBUTION

4.1           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any of their partners, members, officers, directors, employees or representatives, as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to such Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

4.2           Indemnification by Holder.  Each Holder (and each permitted assignee of the Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of the Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder; and

(iii)          against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 4.2, Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total proceeds to the Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of the Holder under the Registration Statement that is the subject of the indemnification claim.

4.3           Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent it did not otherwise learn of such action and the indemnifying party is materially prejudiced by the failure to provide such notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1 or 4.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense.  If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible.  If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party.  In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party.  If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

4.4           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is applicable in accordance with its terms but is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, judgment or expense, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, judgment or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the applicable Holder on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the amount of the total proceeds to the Holder from sales of the Registrable Securities of the Holder under the Registration Statement that is the subject of the indemnification claim.

Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 4.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 5.                                          EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Sections 2 and 3 above, including (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of any Issuer Registration Statement or

Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company.  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Holder pursuant to this Agreement.

SECTION 6.                                          RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable each Holder to sell the Redemption Shares pursuant to Rule 144 under the Securities Act.  In connection with any sale, transfer or other disposition by a Holder of any Redemption Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Redemption Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Redemption Shares to be for such number of shares and registered in such names as Holder may reasonably request at least five (5) Business Days prior to any sale of Redemption Shares hereunder.

SECTION 7.                                          MISCELLANEOUS

7.1           Integration; Amendment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein.  Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

7.2           Waivers.  No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument.  Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.3           Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by the Company without the written consent of the Holders.  This Agreement and the rights granted hereunder may not be assigned by either Holder without the written consent of the Company; provided, however, that a Holder may assign its rights and obligations hereunder, following at least ten (10) days prior written notice to the Company, to a permitted transferee in connection with a transfer of some or all of the Holder’s Units in accordance with the terms of the Partnership Agreement, if such transferee agrees in writing to be bound by all of the provisions hereof; and provided, further, that any such transferees will not acquire rights under this Agreement broader than those granted to the Holders hereunder (e.g., the total number of demand rights granted under Section 3.1(c) hereof shall not exceed two per year, regardless of the number of Holders); provided, further, that the Company may assign this agreement without the consent of the Holders in any transaction involving a consolidation, merger, acquisition or similar transaction in which the Company is not the surviving entity.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

7.4           Notices.  All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, or overnight delivery service, to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 7.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection.  Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission.

7.5           Specific Performance.  The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

7.6           Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland, but not including the choice of law rules thereof.

7.7           Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.8           Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

7.9           Execution in Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

7.10         Severability.  If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

Signatures on following page

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

Address:	COMPANY:

1120 Avenue of the Americas Suite 1200 New York, NY 10036	NEW PLAN EXCEL REALTY TRUST, INC.
Fax No.: (212) 869-7460	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President

Address:	HOLDER:

2660 EastChase Lane Lakeview Center Suite 100 Montgomery, AL 36117 Fax No.:	JESSAMINE ASSOCIATES, LTD., an Alabama partnership
	By	Its General Partner Wynrose, Inc., an Alabama Corporation

		By:	/s/ James W. Wilson, III
		Name:	James W. Wilson, III
		Title:	Vice President

WILCHASE, LLC

	By:	/s/ James W. Wilson III
	Name:	James W. Wilson, III
	Title:	Manager